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                                                                    Exhibit 10.5

                        FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement") is made as of ___this day of _____________ by and between Wipro Limited, an Indian company (the "Company"), and ________________ ("Indemnitee"). This agreement shall supersede all other previous indemnification agreements entered between the Company and the Indemnitee.

WHEREAS, the Company has issued its American Depositary Shares through a registered public offering in the United States, and as a result, Indemnitee will be exposed to litigation risks arising from claims that may be made under U.S. laws;

WHEREAS, the company has taken a Directors and Officers liability insurance to cover liabilities against the directors and officers of the company and its subsidiaries and branches both in India and abroad more fully explained in section 7 to 14 of this agreement.

WHEREAS, the Company and the Indemnitee recognize the need for obtaining an indemnification for its directors and officers in addition to the insurance coverage, as the company and the indemnitee also recognise significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, certain interpretations of the law and "public policy" have created uncertainity about activities of corporate directors and officers and the risk of significant personal liability to the indemnitee;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Company benefits from going public in the United States and desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

     NOW, THEREFORE, the company and Indemnitee hereby agree as follows:

INDEMNIFICATION BY THE COMPANY

     1.   Indemnification

     (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding arising under the laws (other than an action in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or by reason of any action or inaction on the part of Indemnitee while an officer or director, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted without intentional misconduct or gross negligence.

     (b) Proceeding in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding in the right of the Company to procure a judgement in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any Subsidiary of the Company by reason of any action or inaction on the part of Indemnitee while being an officer or director such expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if such action or proceeding is adjudged in favor of Indemnitee.

     (c)  Scope.

Notwithstanding any other provision of this Agreement, Indemnitee shall be entitled to such indemnification, reimbursement and the like only to the extent permitted under Indian law. Provided however, that in the event there exists a conflict between the applicable laws in India and the laws of any other country and if indemnification is not

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permitted as per the laws one of these countries, such indemnification shall be subject to special approvals etc that may be granted by the statutory authorities in the country or countries.

     (d) Non exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under any other agreement to which Indemnitee is a party, including any Indemnification Agreement entered into by and between Indemnitee and a Subsidiary of the Company. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

     2.   Indemnification Procedure.

            (a)  Notice/Cooperation by Indemnitee.

Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the company notice in writing as soon as practicable of any claim against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Managing Director of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and shall be within Indemnitee's power.

            (b) Procedure. Any indemnification provided for in Section 1 shall be Made within the period specified in section 11 of this agreement. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Association or Memorandum of Association providing for indemnification, is not paid in full by the Company within the specified period, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) or bringing such action. It shall be a defense to any such action (other than an action bought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgement from which no further right of appeal exists.

     3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     4. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission or any other regulatory body to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     5. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 5. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     6. Construction of Certain Phrases. For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as Indemnitee would have with respect to such constituent company if its separate existence had continued.

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     7.   Indemnification under Directors and officer's Insurance

Definitions. The following terms, as used herein, shall have the following respective meanings

     "Covered Amount" means any Losses and Expenses (other than those which are covered by, and to the extent that payment is actually made to Indemnitee under, the directors' and officers' liability insurance maintained by the Company from time to time).

     "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee or any of the foregoing alleged by any claimant or any claim relating to the foregoing made in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against Indemnitee solely by reason of him being (or having been) a director or officer of the Company or serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise and whether or not such claim is by third parties or by or in the right of the Company or that other corporation, partnership, joint venture, trust or other enterprise with respect to which the Indemnitee serves or has served.

          For purposes of this definition, references to "other enterprises shall include, without limitation, employee benefit plans, and references to "serving at the request of the Company" shall include, without limitation, any service as a director, officer, employee, trustee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

          D&O insurance" means the directors' and officer liability insurance issued by the insurer(s), and having the policy number(s), amount(s) and deductible(s) set forth on Exhibit A hereto and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policy or policies identified on Exhibit A.

          `Determination' means a determination, based on the facts known at the time, made by disinterested directors; or

          (i) A majority vote of a quorum of disinterested directors:; or

          (ii) Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors (provided that following any change of control of the Company such independent legal counsel shall be selected by Director and retained by the Board of Directors on behalf of the Company); or

          (iii) A majority of the disinterested stockholders of the company; or

          (iv) A final adjudication by a court of competent jurisdiction.

          "Determined" shall have a correlative meaning.

          "Excluded Claim" means any payment for Losses or expenses in connection with any claim:

          (i) Based upon or attributable to Indemnitee Expenses in connection with any claim gaining in fact any improper personal profit or advantage to which Indemnitee is not entitled; or

          (ii) For the authorization by Director of the unlawful payment of a dividend or other unlawful distribution on, or purchase of, the Company's capital stock; or

          (iii) For an accounting of profits in fact made from the purchase or sale by Director of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or under Prohibition of insider Trading Regulations issued by Securities and Exchange Board of India or similar provisions of any other applicable law;

          (iv) Resulting from Indemnitee's knowingly fraudulent, dishonest or willful misconduct; or

          (v) The payment of which by the under this agreement is determined by a court not to be permitted by applicable law; or

          (vi) In connection with a proceeding (or part thereof) initiated by such Indemnitee (other than a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized by the Board of Directors of the company.

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          "Expenses" means any reasonable expenses incurred by Indemnitee as a result of a claim or claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals, but shall not include Fines.

          "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

          "Loss" means any amount which Indemnitee is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, Fines, damages and judgments and sums paid in settlement of a claim or claims.

     8.   Maintenance of D&O Insurance-.

          (a) The Company hereby represents and warrants that Exhibit A contains a complete list of the policies of directors' and officers' liability insurance purchased by the Company, together with the amounts and deductibles related thereto, and that such policies are in full force and effect.

          (b) The company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director/ officer of the Company and thereafter so long as Director/ Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director/ Officer was a director/Officer of the Company, subject to Section 8(d), shall maintain in full force and effect D&O Insurance.

          (c) In all policies of D&O Insurance, Indemnitee shall be included as insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

          (d) The Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

     9. Indemnification. The Company hereby agrees to indemnify Indemnitee and hold Indemnitee harmless from the Covered Amount of any and all Losses and Expenses to the fullest extent authorized by the applicable laws as the same exists or may hereafter be amended (to the extent such amendment provides broader indemnity rights) subject only, in each case, to the further provisions of this Agreement.

     10.  Excluded Coverage.

          (a) The Company shall have no obligation to indemnify Indemnitee for and hold Indemnitee harmless from any Loss or Expense which has been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

          (b) The company shall have no obligation under this Agreement to indemnify Indemnitee and hold Indemnitee harmless for any Loss or Expense to the extent that Indemnitee is indemnified by the company pursuant to the Company's Articles of association, Bylaws or otherwise indemnified by the Company.

     11.  Indemnification procedure -

          (a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under section 7 to 14 of this Agreement, notify the Company of the commencement thereof (but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement or to the extent that the Company is not actually prejudiced thereby).

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          (b)  If, at the time of the receipt of notice, the Company has D&O
               Insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

          (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance, or if any Expenses arising out of such action, suit or proceeding will not be payable under the D&O Insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation Indemnitee shall have the right to employ his counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense further- that if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

          (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee's written request therefore unless a Determination is made that the claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provide, that all payments on account of the Company's obligations under Paragraph 11(c) of this Agreement prior to the final disposition of any action, suit or proceeding shall be made within 20 days of Indemnitee's written request therefor and such obligation shall not be subject to any such determination but shall be subject to Paragraph 11(e) of this Agreement. Following any Change of Control of the Company (resulting from change in shareholding of more than 20% due to a merger transaction or otherwise, or change in the majority of directors of the company) any Determination as to entitlement to indemnification shall be made by independent legal counsel selected by Board of Directors, which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

          (e) Indemnitee agrees that he will reimburse the company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Indemnitee in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Company for such Expenses either because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement or by law.

          12. Settlement. The Company shall have no obligations to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any Fine, penalty or other limitation or obligation on indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

          13. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any by-law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after Director ceases to serve the Corporation as a member of the Company's Board of Directors.

          14.  Enforcement

          (a) Indemnitee's right to indemnification shall be enforceable by Indemnitee notwithstanding any adverse Determination, other than a Determination which has been made by a final adjudication of a court of competent jurisdiction. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the undertaking required under Paragraph 11(e) of this Agreement has been tendered to the Company) that Indemnitee has not met the standards of conduct which make it permissible under law to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company regardless of whether a prior Determination has been made by the Company that indemnification is, or is not, proper under the circumstances.

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          (b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

          15. Severability- In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

          17. Successors and Assigns. This Agreement shall be binding upon the Company and its successors assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

          18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          19. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the state of Karnataka, India for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in such courts.

          20. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of India.

          21   Effective date of this Agreement - This indemnification agreement is effective from _______

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  WIPRO LIMITED

                                  By:____________________________

                                  Name:
                                  Title:

AGREED TO AND ACCEPTED:

INDEMNITEE

(signature)

Name:

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Exhibit A

The summary of the important clauses of the present policy and the proposed policy are given below.

S.No                          Particulars
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
1         Claims against directors and officers including defense expenses covered provided certain conditions are complied with in terms of the policy document.
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2         Subject to fulfillment of conditions as per the policy document, coverage includes directors and officers of Wipro, its subsidiaries and nominees of Wipro on associate companies of Wipro irrespective of locations of the subsidiary or associate companies in the globe.
--------------------------------------------------------------------------------